UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Federal Home Loan Bank of Chicago
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	36-6001019
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

200 East Randolph Drive, Chicago, Illinois	60601
(Address of principle executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None.	None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Class B Capital Stock, par value $100 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class B Capital Stock consisting of subclasses B-1 and B-2, par value $100 per share, of the Federal Home Loan Bank of Chicago (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Registrant’s Capital Plan Information Statement, which was furnished as Exhibit 99.1 to the Registrant’s Form 8-K dated October 17, 2011 and is incorporated herein by reference.

Item 2.	Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit 1	Registrant’s Charter (previously filed as Exhibit 3.1 to the Registrant’s Form 10 on December 14, 2005, which is incorporated herein by reference).

Exhibit 2	Restated Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Form 8-K dated December 20, 2011, which is incorporated herein by reference).

Exhibit 3	Federal Home Loan Bank of Chicago Capital Plan Information Statement (previously furnished as Exhibit 99.1 to the Registrant’s Form 8-K dated October 17, 2011, which is incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Federal Home Loan Bank of Chicago has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.

Date: December 30, 2011	By:	/s/ Peter E. Gutzmer
	Name:	Peter E. Gutzmer
	Title:	Executive Vice President, General Counsel and Corporate Secretary